UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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EXPRESS-1 EXPEDITED SOLUTIONS, INC.

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On June 14, 2011, the following two letters were distributed to the employees of Express-1 Expedited Solutions, Inc.
Message from Mike Welch: CEO Announcement

Express-1 Expedited Solutions
3399 South Lakeshore Dr.
Suite 225
Saint Joseph, MI 49085
Message from Mike Welch: CEO Announcement
June 14, 2011

To:	All Express-1 Employees
From:	Mike Welch, CEO
Dear Express-1 Employees:
I’m excited to announce today that Express-1 Expedited Solutions, Inc. has entered into an agreement with Jacobs Private Equity LLC under which Brad Jacobs and certain minority co-investors will invest up to $150 million in cash in Express-1. With the investment, Brad will become Express-1’s majority shareholder, and upon close he will be joining the company as chairman and CEO.
I’ve gotten to know Brad during the negotiations around this investment, and I believe strongly that he shares Express-1’s values as well as our vision for this company. Brad’s investment is about growth; he understands the tremendous potential of our business, and has no plans to reduce headcount or close existing locations.
Brad has a tremendous depth of experience in building and managing brokerage businesses, and he has a proven track record of creating value in highly fragmented industries like ours. During his career, Brad has built two multi-billion dollar, publicly traded companies: United Rentals, Inc. (NYSE:URI), the world’s largest rental equipment company, and United Waste Systems, Inc., the fifth largest solid waste company in the United States at the time of its sale. He also co-founded Amerex Oil Associates, Inc. and as CEO grew the company into one of the world’s largest oil brokerage firms.
The board of directors and management are very pleased that Brad has made such a significant commitment to our business. Brad’s investment and his ambitious plan to lead Express-1 into a new phase of growth are a testament to the caliber of our people and the bright prospects for our company.
I have attached a short note from Brad, together with a copy of the press release we issued today regarding his investment.
Lastly, I would like to take this opportunity to thank all of you for your hard work and dedication to Express-1, our vision and your support during my tenure as CEO. When Brad joins us as CEO following the close of the investment, the current management team and I will remain with the company and will support Brad in executing our business plan.
It has been a great privilege to lead this company, and I look forward to continue working alongside all of you as we further establish Express-1 as a leader in our industry. Please join me in welcoming Brad to Express-1.
Yours sincerely,
Mike Welch

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Additional Information and Where to Find It
In connection with the proposed equity investment in Express-1 Expedited Solutions, Inc., Express-1 will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Express-1. EXPRESS-1’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Express-1’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Express-1’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Express-1 Expedited Solutions, Inc., Attn: Secretary of the Board of Directors, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085, telephone: (269) 429-9761, or from Express-1’s website, www.xpocorporate.com.
Jacobs Private Equity, LLC and Express-1 and its directors and officers may be deemed to be participants in the solicitation of proxies from Express-1’s stockholders with respect to the proposed equity investment. Information about Express-1’s directors and executive officers and their ownership of Express-1’s common stock is set forth in the proxy statement for the 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011. Stockholders may obtain additional information regarding the interests of Express-1 and its directors and executive officers in the proposed equity investment, which may be different than those of stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed equity investment, when filed with the SEC.

Message from Brad Jacobs: All Employee Letter

Express-1 Expedited Solutions
3399 South Lakeshore Dr.
Suite 225
Saint Joseph, MI 49085
Message from Brad Jacobs: All Employee Letter
June 14, 2011
Dear Colleagues,
I wanted to reach out to you personally to tell you how excited I am to be investing in Express-1 and to be joining the company as chairman and CEO. I’ve spent my career building businesses and creating value in highly fragmented industries, and I believe that we have an exciting opportunity in front of us: to build Express-1 into a multi-billion dollar business and a true leader in the markets we serve. I am committed to building each of our three business lines, and look forward to working with all of you at Express-1, CGL and Bounce Logistics to deliver on the next chapter of growth.
I want to be clear that this investment is all about growth. I have no plans to cut headcount or change any existing locations. Instead, I intend to pursue a dynamic strategy to build the business through acquisitions and recruiting new employees. I believe this strategy will create tremendous value for our employees, customers and shareholders
Upon close of the investment, which we expect will happen sometime in August following a shareholder vote, I will officially assume the role of CEO. I’d like to thank Mike Welch for his great service to this company. I’m pleased that he and the existing management team have agreed to stay on board, and I look forward to working with them as we build Express-1.
I’ve been a CEO of service companies my entire career, and I know that making customers happy is what this business is all about. I also know that the key to keeping customers happy is having employees that are excited to come to work and are committed to the company’s vision. As we grow Express-1, I am committed to creating job satisfaction for all our employees and ensuring that this company continues to be a place where you all want to come to work.
Your efforts have built Express-1 into the company that it is today, and as we enter this new and exciting phase it is critical that together we continue to focus on operational excellence and delivering solutions for our customers. I see a bright future for this company and I am eager to get started and to work with you all.
Regards,
Brad Jacobs
* * * * * * * * * *
Additional Information and Where to Find It
In connection with the proposed equity investment in Express-1 Expedited Solutions, Inc., Express-1 will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Express-1. EXPRESS-1’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Express-1’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at

http://www.sec.gov. Express-1’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Express-1 Expedited Solutions, Inc., Attn: Secretary of the Board of Directors, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085, telephone: (269) 429-9761, or from Express-1’s website, www.xpocorporate.com.
Jacobs Private Equity, LLC and Express-1 and its directors and officers may be deemed to be participants in the solicitation of proxies from Express-1’s stockholders with respect to the proposed equity investment. Information about Express-1’s directors and executive officers and their ownership of Express-1’s common stock is set forth in the proxy statement for the 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011. Stockholders may obtain additional information regarding the interests of Express-1 and its directors and executive officers in the proposed equity investment, which may be different than those of stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed equity investment, when filed with the SEC.

On June 14, 2011, Bradley S. Jacobs, managing member of Jacobs Private Equity, LLC, participated in a television interview with Bloomberg Television. A transcript of this interview is provided below.
Bloomberg Television “In the Loop” Interview with Betty Liu, June 14, 2011
Liu: Well, our next guest, Bradley Jacobs, has founded and led two multibillion-dollar publicly traded companies, including United Rentals, the world’s largest equipment rental company. And now he is getting back into the game with his $135 million investment of his own money into Express-1, which is a third party transportation service. This is all pending shareholder approval, and Jacobs will then become Express-1’s chairman and CEO where he hopes to consolidate the market, grow the company of course and create jobs. Brad joins us now for this Bloomberg exclusive. Brad, great to have you with us. Why did you make this investment?
Jacobs: Because it’s in an industry that’s very big. Transportation, $1 trillion industry just in the United States. The 2 subsections that I’m going to consolidate, freight brokerage and freight forwarding, are about $200 billion, just in and of themselves. So I have a very big pond to go fishing in.
Liu: You do not own the fleets, right? So what you are doing is you’re brokering, correct?
Jacobs: Exactly.
Liu: Who are your biggest competitors?
Jacobs: The 2 biggest leaders here in the States are CH Robinson, which is the biggest freight broker, and Expeditors of Washington, which is the biggest freight forwarder that is based in the United States.
Liu: What is your investment in this company, in the bigger picture, what does this say from you about what you think about where the economy is headed?
Jacobs: I think the economy, long term, probably is going to be much better — short term it’s going to be wavy. This business model works in both environments, whether it’s in a downturn or an upturn so I am okay with it.
Liu: What are the customers telling you? You are just getting into this business, but are you seeing more demand? Hearing about more demand?
Jacobs: I’ve met been about 100 freight brokers and freight forwarders over the last few months and I hear mixed stories. Particularly in the last six weeks, I hear some people saying that business is soft and that retailing demand is down and even manufacturing demand is down. And I have others saying that they’re growing but maybe they’re just taking market share. So I don’t know the answer to that, it’s uncertain.
Liu: Are you getting any sense that they’re at an inflection point?
Jacobs: I don’t know. It’s an uncertain phase right now.
Liu: You didn’t seek to get any loans for this purchase? Right?
Jacobs: Funding it with cash.
Liu: Did you always want to do that?
Jacobs: Yes, that has been the plan.
Liu: You’ve got other investors in it. Did any of them go out and raise funds or try to borrow at all?
Jacobs: No, these are all accredited investors. We’re putting up to $150 million in, $135 million is coming from Jacobs Private Equity, and the other up to $15 million is coming from a handful of qualified investors.
Liu: This is what, your 501st acquisition?

Jacobs: Something like that. Lost count. [laughter]
Liu: As you have been building these companies, and as you’ve been acquiring them all throughout your career, what is going on now in the mergers and acquisitions space that is different than what you have experienced over the last several decades?
Jacobs: In some ways it’s very different, because on the one hand you don’t have the debt financing so readily available. On the other hand, you have lots of equity out there, mostly in the hands of private equity and in funds, chasing the same amount of deals, and so valuations are high.
Liu: What are CEOs telling you about acquisitions? Are they saying that they want to keep their cash because they’re worried about the economy? Or that they just don’t see anything of value right now?
Jacobs: I’m mainly talking to CEOs who want to sell these days, rather than acquirers. I’m in a tricky little field here because these businesses are doing well, they generate free cash flow. Most have no debt on their balance sheet. Even during the down time when business is low, they are still generating money. So they are not terribly motivated sellers.
Liu: Basically they’re asking for higher prices then? Why do you think that is?
Jacobs: Yeah, because it’s supply and demand. There’s lots of money out there chasing acquisitions. And the universe of acquisitions hasn’t increased very much. Now, I’m picking an industry that is so huge, $3 trillion worldwide, $1 trillion in the United States, $200 billion in these subsets, that that does not matter so much.
Liu: Brad, thank you very much, really appreciate it. We know again that it is pending shareholder approval. That was Brad Jacobs.
[End of transcript]

Additional Information and Where to Find It
In connection with the proposed equity investment by Jacobs Private Equity, LLC, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Express-1 Expedited Solutions, Inc., Attn: Secretary of the Board of Directors, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085, telephone: (269) 429-9761, or from the Company’s website, www.xpocorporate.com.
Jacobs Private Equity, LLC and the Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed equity investment. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed equity investment, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed equity investment, when filed with the SEC.
Cautionary Statement Regarding Forward-Looking Statements
The communications included herein contain forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should”, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in the communications contained herein include, among others: uncertainties as to the timing of the equity investment; the possibility that competing transaction proposals will be made; the possibility that various closing conditions for the equity investment may not be satisfied or waived; the possibility that the warrants, if issued, will not be exercised; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in the communications contained herein, which speak only as of the date such statements were made. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events.